Mondee Announces Receipt of Non-Compliance Letter from Nasdaq; Prasad Gundumogula takes leave of absence as CEO; Mondee Appoints Jesus Portillo as CEO

AUSTIN, Texas, November 26, 2024 - Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), a leading travel marketplace and artificial intelligence (AI) technology company, announced today that the Company received a notification letter from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of reports with the U.S. Securities and Exchange Commission. The November 20, 2024 letter was sent as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the three month period ended September 30, 2024 (the “Form 10-Q”).

The Nasdaq notice has no immediate effect on the listing or trading of the Company’s Class A common stock (the “Common Stock”) on the Nasdaq Capital Market.

Under the Nasdaq rules, the Company has 60 days from the date of the notice to submit a plan to Nasdaq to regain compliance with Nasdaq’s listing rules. If a plan is submitted and accepted, the Company could be granted up to 180 days from the Form 10-Q’s due date to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel. This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

Notwithstanding the foregoing, on November 25, 2024, the Company’s Board of Directors (the “Board”) determined that the Company does not plan to submit a plan of compliance to Nasdaq to regain compliance with Nasdaq’s listing rules and does not plan to appeal Nasdaq’s subsequent delisting of its Common Stock from Nasdaq.

Prasad Gundumogula takes leave of absence as CEO; Mondee Appoints Jesus Portillo as CEO

On November 21, Prasad Gundumogula informed the board of directors of the Company that he would be taking a leave of absence as Chief Executive Officer (“CEO”) of the Company, effective as of November 25, 2024. Mr. Gundumogula will continue to serve as a director and chairman of the Company’s Board.

On November 21, 2024, the Board appointed Jesus Portillo as the Company’s CEO and a member of the Board, effective as of November 25, 2024. Mr. Portillo will retain his current duties and responsibilities as Chief Financial Officer of the Company.

About Mondee Holdings, Inc. and Subsidiaries

Established in 2011, Mondee is a leading travel marketplace and artificial intelligence (AI) technology company with its headquarters based in Austin, Texas. The Company operates 21 offices globally across the United States and Canada, Brazil, Mexico, India, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. Available both as an app and through the web, the Company’s platform processes over 50 million daily searches and generates a substantial transactional volume annually. Mondee

Marketplace includes access to Abhi, one of the most powerful and fully integrated AI travel planning assistants in the market. Mondee’s network and marketplace include approximately 65,000 travel experts, 500+ airlines, and over one million hotels and vacation rentals, 30,000 rental car pickup locations, and 50+ cruise lines. The Company also offers packaged solutions and ancillary offerings that serve its global distribution. On July 19, 2022, Mondee became publicly traded on the Nasdaq Global Market under the ticker symbol MOND.

Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “could,” “may,” “expect,” “intend,” “potential,” “plan,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts, the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability of the Company to grow and manage growth profitably, retain management and key employees, and maintain relationships with our distribution network and suppliers, the ability of the Company to maintain compliance with Nasdaq’s listing standards, the expected changes to the Company’s capital structure, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the three months ended June 30, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.